SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

February 16, 2001

AdvancePCS
(formerly known as Advance Paradigm, Inc.)
(Exact Name of Registrant as Specified in Charter)

Delaware	0-21447	75-2493381
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

5215 N. O’Connor
Suite 1600
Irving, Texas 75039
(Address and Zip Code of Principal Executive Offices)

(469) 420-6000
(Registrant’s telephone number, including area code)

Item 5. Other Events.

      This Current Report on Form 8-K is being filed to update our risk factors relating to our Class A common stock. All investors should carefully consider the risk factors before purchasing our Class A common stock. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected, the trading of our Class A common stock could decline and investors may lose all or a part of their investment. Additional risks and uncertainties, including those that are not yet identified or that we think are immaterial, may adversely affect our business profitability and growth prospects.

Risks Related to Our Business

We may not realize the benefits of integrating with PCS Holding Corporation or be successful in managing our combined company.

      We acquired PCS Holding Corporation, or PCS on October 2, 2000, which dramatically increased the size of our company. Unless our management is successful in integrating and managing the employees and assets acquired in the transaction in a cost-efficient manner, we will not be able to realize the operating efficiencies and other benefits sought from the transaction. If we fail to successfully integrate our operations with those of PCS and successfully manage the combined company, our business, profitability and growth prospects will suffer.

We have substantial debt obligations that could restrict our operations.

      We have substantial indebtedness. To finance our acquisition of PCS, we entered into an $825 million senior secured credit facility and issued $200 million of senior subordinated notes to the seller, Rite Aid Corporation. As of December 31, 2000, our outstanding debt was approximately $810 million and our ratio of debt to total stockholders’ equity was approximately 2.1 to 1. We and our subsidiaries may be able to incur substantial additional indebtedness in the future.

      Our substantial indebtedness could have adverse consequences, including:

•	increasing our vulnerability to adverse economic and industry conditions;

•	limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate; and

•	limiting our ability to borrow additional funds.

      In addition, approximately $610 million of our outstanding debt bears interest at a variable rate. While we have entered into interest rate protection agreements with respect to $400 million of this debt, we remain exposed to interest rate risk with respect to the remaining $210 million of this debt. Economic conditions could result in higher interest rates, which could increase debt service requirements on variable rate debt.

      Our debt service requirements will require the use of a substantial portion of our operating cash flow to pay interest on our debt instead of other corporate purposes. If our cash flow and capital resources are insufficient to fund our debt obligations, we may be forced to sell assets, seek additional equity or debt capital or restructure our debt. We cannot assure you that our cash flow and capital resources will be sufficient for payment of interest on and principal of our debt in the future, or that any such alternative measures would be successful or would permit us to meet scheduled debt service obligations. Any failure to meet our debt obligations could harm our business, profitability and growth prospects.

Restrictive financing covenants limit the discretion of our management.

      Our credit facilities and certain agreements governing our debt contain a number of covenants that limit the discretion of our management with respect to certain business matters. Our credit facility covenants, among other things, restrict our ability to:

•	incur additional indebtedness;

•	issue preferred stock;

•	declare or pay dividends and other distributions;

•	create liens;

•	make capital expenditures;

•	make certain investments or acquisitions;

•	enter into mergers or consolidations;

•	make sales of assets; and

•	engage in certain transactions with affiliates.

Our senior subordinated note indenture contains similar restrictive covenants. In addition, under our credit facilities, we are required to satisfy a minimum fixed charge coverage ratio, a maximum total leverage ratio and a minimum interest coverage ratio. A breach of any agreements governing our debt would permit the acceleration of the related debt, which could harm our business, profitability and growth prospects. These restrictions may place us at a disadvantage compared to our competitors that have fewer restrictive covenants and are not required to operate under such restrictions.

Competition in our industry is intense and could reduce or eliminate our profitability.

      The PBM industry is very competitive. If we do not compete effectively, our business, profitability and growth prospects could suffer. Our competitors include profitable and well-established companies that have significant financial, marketing and other resources. Some of our competitors in the PBM business are owned by profitable and well-established pharmaceutical manufacturers or national retail pharmacy chains, which may give them purchasing power and other advantages over us by virtue of their ownership structure, and enable them to succeed in taking away some of our customers.

      Over the last several years, competitive pressures have caused our margins to decrease. Our gross margins may continue to decline as we attract larger customers who typically have greater bargaining power than smaller customers and may require us to sell our services at decreased prices. We cannot be sure that we will continue to remain competitive, nor can we be sure that we will be able to successfully market our PBM services to customers at our current levels of profitability.

If we lose key health plan sponsors, our business, profitability and growth prospects could suffer.

      We depend on a limited number of large health plan sponsors for a significant portion of our consolidated revenues. Five customers generated approximately 68% of the claims we processed in fiscal year 2000 and approximately 14% on a pro forma basis giving effect to our acquisition of PCS. During this period, Foundation Health Systems, Inc., now known as Healthnet, generated approximately 31% of the claims we processed and approximately 6% on a pro forma basis. Our business, profitability and growth prospects could suffer if we were to lose one or more of our significant health plan sponsors.

      Our contracts with health plan sponsors typically provide for multi-year terms, with automatic 12-month renewals unless either party terminates the contract by giving written notice before the automatic renewal date. Most of these contracts are also terminable by either party without cause with 30 to 180 days notice. Many of our health plan sponsors put their contracts out for competitive bidding prior to expiration. We could lose health plan sponsors if they cancel their agreements with us, if we fail to win a competitive bid at the time of contract renewal, if the financial condition of any of our health plan sponsors deteriorates or if our health plan sponsors are acquired by, or acquire, companies with which we do not have contracts. Over the past several years, insurance companies, health maintenance organizations, or HMOs, and managed care companies have experienced significant consolidation. Our health plan sponsors have been, and may continue to be, subject to consolidation pressures.

If we lose relationships with one or more key pharmaceutical manufacturers or if the payments we receive from pharmaceutical manufacturers decline, our business, profitability and growth prospects could suffer.

      We have contractual relationships with numerous pharmaceutical manufacturers that pay us rebate payments based on use of selected drugs by health plan members, as well as fees for other programs and services. We believe our business, profitability and growth prospects could suffer if:

•	we lose relationships with one or more key pharmaceutical manufacturers;

•	rebates decline due to our failure to meet market share or other thresholds;

•	legal restrictions are imposed on the ability of pharmaceutical manufacturers to offer formulary rebates or purchase our programs or services; or

•	pharmaceutical manufacturers choose not to offer formulary rebates or purchase our programs or services.

Over the next few years, as patents expire covering many brand name drugs that currently have substantial market share, generic products will be introduced that may substantially reduce the market share of the brand name drugs. Historically, manufacturers of generic drugs have not offered formulary rebates on their drugs. If the use of newly-approved, brand name drugs added to our formulary, which is the list of preferred prescription drugs covered by a health plan, does not offset any decline in use of brand name drugs whose patents expire, our profitability could be reduced.

If we are unable to successfully consolidate our mail service pharmacies, our mail pharmacy operations could be disrupted, which would cause our business, profitability and growth prospects to suffer.

      We are in the process of consolidating our Richardson, Texas mail pharmacy operations into our larger facilities in Fort Worth, Texas and Birmingham, Alabama. Our failure to successfully consolidate these facilities could disrupt our mail pharmacy operations and adversely affect our ability to meet the needs of our customers. If we experience any type of disruption in our mail pharmacy operations or if we are unable to handle the volume of mail order prescriptions, our business, profitability and growth prospects would suffer.

If we lose pharmacy network affiliations, our business, profitability and growth prospects could suffer.

      Our contracts with retail pharmacies, which are non-exclusive, are generally terminable by either party on short notice. If one or more of the top pharmacy chains elects to terminate its relationship with us or if we are only able to continue our relationship on terms less favorable to us, our members’ access to retail pharmacies and our business could suffer. In addition, some large retail pharmacy chains either own or have strategic alliances with PBMs or could attempt to acquire or enter into these kinds of relationships with PBMs in the future. Ownership of, or alliances with, PBMs by retail pharmacy chains could have material adverse effects on our relationships with these retail pharmacy chains and on our business, profitability and growth prospects.

If our quarterly revenues and operating results fluctuate significantly, the price of our Class A common stock may be volatile.

      Our revenues and operating results may in the future vary significantly from quarter to quarter. If our quarterly results fluctuate, it may cause our stock price to be volatile. We believe that a number of factors could cause these fluctuations, including:

•	the size and timing of our contract signings;

•	the expiration or termination of our contracts with significant customers;

•	changes in our revenues due to our entry into different types of customer contracts;

•	changes in the number of covered individuals in our customers’ health plans;

•	costs associated with implementation of additional web-based services;

•	the timing of our new service and program announcements;

•	market acceptance of our new services and programs;

•	changes in our pricing policies or in our competitors’ pricing policies;

•	the introduction by competitors of new services that make ours obsolete or less valuable;

•	changes in our operating expenses and our investment in infrastructure;

•	changes in government regulations;

•	personnel changes; and

•	conditions in the health care industry and the economy in general.

      It can take a year or more to sell our services to a new customer. Our long sales cycle adds to the unpredictability of our revenues, which could increase the volatility in the price of our Class A common stock. Our sales cycle varies substantially from customer to customer because of a number of factors over which we have little or no control. These factors include:

•	our customers’ financial objectives or constraints;

•	the timing of contract bids and renewals;

•	changes in our customers’ budgetary or purchasing priorities; and

•	potential downturns in general economic conditions.

      Because of the factors listed above, we believe that our quarterly revenues, expenses and operating results may vary significantly in the future and that period-to-period comparisons of our operating results are not necessarily meaningful. You should not rely on the results of one quarter as an indication of our future performance. It is also possible that in some future quarters, our operating results will fall below our expectations or the expectations of market analysts and investors. If we do not meet these expectations, the price of our Class A common stock may decline significantly.

Failure to continue to develop or acquire new products, services and technologies could adversely affect our business, profitability and growth prospects.

      We and our competitors continually develop new products and services to assist our customers in managing their pharmacy benefit. If we are unsuccessful in continuing to develop innovative products and services, our ability to attract new customers and retain existing customers may suffer. If our product development strategies are not successful, our business, profitability and growth prospects could suffer. Historically, we have experienced expense increases when developing new products. We anticipate that we will need to expend significant resources to develop or acquire new products and services in the future, which may adversely impact our profitability.

If we are unable to manage potential problems and risks related to future acquisitions and alliances, our business, profitability and growth prospects could suffer.

      Part of our growth strategy includes acquisitions and alliances involving complementary products, services, technologies and businesses. If we are unable to overcome the potential problems and inherent risks related to acquisitions and alliances, our business, profitability and growth prospects could suffer. Our ability to continue to expand successfully through acquisitions and alliances depends on many factors, including our ability to identify acquisition or alliance prospects and negotiate and close transactions. Even if we complete future acquisitions or alliances:

•	we could fail to successfully integrate the operations, services and products of any acquired company;

•	we could fail to select the best alliance partners or fail to effectively plan and manage any alliance strategy;

•	our management’s attention could be diverted from other business concerns; and

•	we could lose key employees of the acquired company.

Many companies compete for acquisition and alliance opportunities in the PBM industry. Some of our competitors are companies that have significantly greater financial and management resources than we do. This may reduce the likelihood that we will be successful in completing acquisitions and alliances necessary to the future success of our business.

If our business continues to grow rapidly and we are unable to manage this growth, our business, profitability and growth prospects could suffer.

      Our business has grown rapidly in the last five years due to our acquisitions, with total revenues increasing from approximately $64.4 million in fiscal year 1995 to $1.8 billion in fiscal year 2000. In the fiscal quarter ended December 31, 2000, which includes the results of operations of PCS, we generated $2.9 billion in total revenues. If we continue to grow rapidly, we will need to hire additional senior and line management, increase our investment in employee recruitment, training and retention, and expand our information processing and financing control systems. Our future operating results will depend in part on the ability of our officers and other key employees to continue to recruit, train, retain and effectively manage our employees as well as to improve our operations, customer support and financial control systems. Our future growth will also depend on our ability to access capital. If we are unable to finance continued growth, manage future expansion successfully or hire and retain the personnel needed to manage our business successfully, then our business, profitability and growth prospects could suffer.

If we lose key employees on whom we depend, in particular our chairman and chief executive officer, David D. Halbert, our business could suffer.

      We believe that our continued success will depend to a significant extent upon retaining the services of our senior management. Our business could be materially and adversely affected if we lose the services of Mr. David D. Halbert, our chairman of the board and chief executive officer, or other persons in senior management. Any of our senior management could seek other employment at any time. We do not currently have “key-person” life insurance policies on any of our employees. If we cannot recruit, train, retain and effectively manage key employees, our business, profitability and growth prospects could suffer.

If we become subject to liability claims that are not covered by our insurance policies, we may be liable for damages and other expenses that could have a material adverse effect on our business, profitability and growth prospects.

      A successful product or professional liability claim in excess of our insurance coverage could have a material adverse effect on our business, profitability and growth prospects. While we intend to maintain professional and general liability insurance coverage at all times, we cannot assure you that we will be able to maintain insurance in the future, that insurance will be available on acceptable terms or that insurance will be adequate to cover any or all potential product or professional liability claims.

      Various aspects of our business may subject us to litigation and liability for damages, including:

•	the dispensing of pharmaceutical products;

•	the performance of clinical trials, PBM services and health improvement services; and

•	the operation of our call centers and web sites.

For example, our clinical research services involve the risk of liability for personal injury or death from unforeseen adverse side effects or improper administration of a new drug. We could be materially and adversely affected if we were required to pay damages, incur defense costs or face negative publicity in connection with a claim that is outside the scope of our contractual indemnity or insurance coverage.

Risks Related to Our Industry

Prior to our acquisition of PCS, PCS received a subpoena from the Department of Health and Human Services Office of Inspector General in connection with an industry-wide investigation, and although there has been no allegation of wrongdoing on our part, we could be subject to scrutiny, investigation or challenge under federal or state anti-kickback or other laws, which could cause our business, profitability and growth prospects to suffer.

      Federal anti-kickback laws generally prohibit the receipt or solicitation of payment in return for purchasing or ordering, or arranging for or recommending the purchasing or ordering of, items and services reimbursable by federal health care programs. Some states have similar laws that apply across all payors. To date, these laws have not been applied to prohibit the types of business arrangements we have with pharmaceutical manufacturers, health plan sponsors or retail pharmacies. However, courts and enforcement authorities that administer the anti-kickback laws have historically interpreted these laws broadly.

      In November 1999, PCS received a subpoena by the Department of Health and Human Services Office of Inspector General, or OIG, requesting PCS to produce certain documents about its programs and how they operate in connection with an industry-wide investigation. The investigation was instigated and is being pursued by the United States Attorney’s Office for the Eastern District of Pennsylvania, which indicated an intention to review PBMs’ programs in light of anti-kickback and other laws and regulations. Specifically, the focus of this investigation appears to be PBMs’ relationships with pharmaceutical manufacturers and retail pharmacies and PBMs’ programs relating to drug formulary compliance, including rebate and other payments made by pharmaceutical manufacturers to PBMs and payments made by PBMs to retail pharmacies or others. We are cooperating with this investigation and there has been no allegation of any wrongdoing on our part. At this time, we are unable to predict whether the government will commence any action challenging any of our programs and practices. We believe that our programs, and those of PCS prior to the acquisition, are in compliance with the requirements imposed by anti-kickback laws and other applicable laws and regulations. Nevertheless, we could be subject to scrutiny, investigation or challenge under these laws and regulations as a result of the OIG investigation or otherwise, which could have a material adverse effect on our business, profitability and growth prospects.

If legislative or regulatory initiatives restrict our ability to use patient identifiable medical information, our clinical programs and our business growth strategy based on these services could suffer.

      Through our health improvement programs, we help our health plan sponsor customers identify individuals who will most benefit from the programs. Governmental restrictions on the use of patient identifiable information may adversely affect our ability to conduct health improvement programs and medical outcome studies and could adversely affect our growth strategy based on these programs. Federal and state legislation has been proposed, and some state laws have been enacted, to restrict the use and disclosure of patient identifiable medical information. Legislation could be enacted in the future that severely restricts or prohibits our use of patient identifiable information, which could harm our business, profitability and growth prospects.

      In December 2000, the Department of Health and Human Services, or HHS, issued final regulations regarding the privacy of individually-identifiable health information pursuant to the Health Insurance Portability and Accountability Act of 1996, or HIPAA. This final rule on privacy applies to both electronic and paper records and imposes extensive requirements on the way in which health care providers, health plan sponsors and their business associates use and disclose protected information. The final rule gives patients significant rights to understand and control how their protected health information is used and disclosed. Direct providers, such as pharmacies, are required to obtain patient consents for treatment, payment and health care operations. For all uses or disclosures of protected information that do not involve treatment, payment or health care operations, the rule requires that all covered entities obtain a valid patient authorization. In most cases, use or disclosure of protected health information must be limited to the minimum amount necessary to achieve the purpose of the use or disclosure. Organizations subject to the rule will have approximately two years to comply with its provisions. In addition, HHS has proposed, but not yet finalized, regulations pursuant to HIPAA that govern the security of individually-identifiable health information. Sanctions for failing to comply with standards issued pursuant to HIPAA include criminal penalties and civil sanctions. Due to the complex and controversial nature of the privacy regulations, they may be subject to court challenge, as well as further legislative and regulatory actions that could alter their effect. We cannot at this time predict with specificity what impact the recently adopted final rule on the privacy of individually-identifiable health information, or the proposed rule on security of individually-identifiable health information may have on us. However, they will likely increase our burden of regulatory compliance with respect to our health improvement programs and other information-based products, and may reduce the amount of information we may use if patients do not consent to such use. There can be no assurance that the restrictions and duties imposed by the recently adopted final rule on the privacy of individually-identifiable health information, or the proposed rule on security of individually-identifiable health information, will not have a material adverse effect on our business, profitability and growth prospects.

      Even without new legislation and beyond the final federal regulations, individual health plan sponsor customers could prohibit us from including their patients’ medical information in our various databases of medical data. They could also prohibit us from offering services that involve the compilation of such information.

If we are ever deemed to be a fiduciary of a health benefit plan governed by ERISA, we could be subject to claims for benefit denials.

      We have agreements to provide PBM services to a number of self-funded corporate health plans. These plans are subject to the Employee Retirement Income Security Act of 1974, or ERISA, which regulates employee pension and health benefit plans. We believe that our activities are sufficiently limited that we do not assume any of the plan fiduciary responsibilities that would subject us to regulation under ERISA. Our agreements with our self-funded corporate plan customers state that we are not the fiduciary of the plan. However, the U.S. Department of Labor, which is the agency that enforces ERISA, could assert that the fiduciary obligations imposed by the statute apply to certain aspects of our operations. If we were deemed to be a fiduciary, we could potentially be subject to claims relating to benefit denials. In addition, we could also be subject to claims for breaching fiduciary duties in connection with the services we provide to the plan.

      In March 1998, Mulder v. PCS Health Systems, Inc. was filed as an alleged class action lawsuit in the United States District Court for the District of New Jersey. The plaintiff alleges that we are an ERISA fiduciary and that we have breached our fiduciary obligations under ERISA in connection with our development and implementation of formularies, preferred drug listings and intervention programs. The class of plaintiffs has not yet been certified, and we intend to oppose such certification. We have denied all allegations of wrongdoing and are vigorously defending this lawsuit. Although the ultimate outcome is uncertain, an adverse determination could materially harm our business, profitability and growth prospects.

      ERISA also prohibits a “party in interest” to a plan from engaging in certain types of transactions with the plan, including purchases, sales and loans. Violations are subject to civil and criminal liability. By providing services to these plans, we are subject to the restrictions on a party in interest. We believe that we are in compliance with these provisions of ERISA. However, there is no guarantee that the government would not challenge our practices.

If there are changes in federal or state financing and regulation of the health care industry, our customers may delay or reduce the purchase of our services.

      During the past several years, the United States health care industry has been subject to an increase in governmental regulation, on both the federal and state level. We cannot predict what effect, if any, these proposals might have on our business, profitability and growth prospects. Congress is expected to consider proposals to change Medicare drug coverage and reimbursement policies, and many states are considering proposals to provide or expand drug assistance programs. Both Congress and the states are expected to consider legislation to increase governmental regulation of managed care plans. Some of these initiatives would, among other things, require that health plan members have greater access to drugs not included on a plan’s formulary and give health plan members the right to sue their health plans for malpractice when they have been denied care. The scope of the managed care reform proposals under consideration by Congress and state legislatures and enacted by states to date vary greatly, and the extent to which future legislation may be enacted is uncertain. However, these initiatives could greatly impact the managed care and pharmaceutical industries and, therefore, could have a material adverse impact on our business, profitability and growth prospects.

      In addition, several legislative proposals are under consideration in Congress to provide Medicare recipients with outpatient drug benefits through the use of PBMs. While we believe that a Medicare prescription drug benefit could provide us with new business opportunities, the structure of such a program could have a material adverse impact on our business, profitability and growth prospects.

      Several states, including California, New Jersey and New York, have introduced legislation that would directly regulate PBMs, but to our knowledge, no state has passed such legislation. Several regulatory and quasi-regulatory bodies, such as the National Association of Insurance Commissioners, the National Association of Boards of Pharmacy and the National Committee on Quality Assurance, are also considering proposals to regulate PBMs and proposals to increase the regulation of certain PBM activities, such as formulary and utilization management, and downstream risk assumption. While the outcome of these initiatives is uncertain, any resulting legislation could materially harm our business, both directly as a PBM, and indirectly through the impact on the pharmacy benefit services we are able to deliver on behalf of our health plan sponsors.

      There is great attention being paid to the pricing of prescription drug products and how they are reimbursed by government programs. Changes have been put forward that would alter the calculation of drug prices for Federal programs and likely reduce expenditures. These proposals may increase governmental involvement in health care and health benefit management services and otherwise change the way our customers do business. Health care organizations may react to these proposals and the uncertainty surrounding them by cutting back or delaying the purchase of our health benefit management services, and manufacturers may react by reducing rebates or reducing supplies of certain products, which would materially harm our business, profitability and growth prospects.

If government laws or regulations relating to the financial relationships between PBMs and pharmaceutical manufacturers are interpreted and enforced in a manner adverse to our PBM and health improvement programs, we may be subject to enforcement actions and our business operations could be materially limited.

      In January 1998, the United States Food and Drug Administration, or FDA, issued a Draft Guidance for Industry regarding the regulation of activities of PBMs that are directly or indirectly controlled by pharmaceutical manufacturers. To date, the FDA has not taken any further action. Although it appears that the FDA has changed its position regarding regulation of communications by PBMs, there is no assurance that it will not re-examine the issue and seek to assert the authority to regulate the communications of such PBMs.

      Since 1993, retail pharmacies have filed numerous separate lawsuits against pharmaceutical manufacturers, wholesalers and other PBMs. These lawsuits challenge brand name drug pricing practices under various state and federal anti-trust laws. These suits also allege in part that the pharmaceutical manufacturers offered, and some PBMs accepted, rebates and discounts on brand name prescription drugs that violate the federal Robinson-Patman Act and the federal Sherman Antitrust Act. Some pharmaceutical manufacturers have settled certain of these actions. We are not a party to any of these proceedings. However, at this time we cannot assess whether we will be made a party to this type of lawsuit. Court decisions or terms of any settlements relating to these lawsuits could materially and adversely affect us in the future.

If government laws or regulations are enacted, interpreted or enforced in a manner adverse to our clinical research programs, we may be subject to administrative enforcement actions, as well as civil and criminal liability.

      We assist pharmaceutical manufacturers in conducting clinical trials for new drugs, or new uses for existing drugs. The conduct of clinical trials is regulated by the FDA under the authority of the Federal Food, Drug and Cosmetic Act and the related regulations. If government laws or regulations are interpreted and enforced in a manner adverse to our clinical research programs, we may be subject to administrative enforcement actions, as well as civil and criminal liability. In general, the sponsor of the drug product that is being studied, or the manufacturer that will have the right to market the drug product if it is approved by the FDA, has the responsibility to comply with the laws and regulations that apply to the conduct of the clinical trials. However, in providing services related to the conduct of clinical trials, we may assume some or all of the sponsor’s or clinical investigator’s obligations related to the study of the drug. In October 1998, the FDA announced that the agency would give Institutional Review Boards, which are independent bodies that oversee the conduct of clinical investigations, increased access to information pointing to violative or potentially violative conduct on the part of clinical investigators, for example the physicians who conduct the clinical trials.

      Because the interpretation and enforcement of these laws and regulations relating to the conduct of clinical trials is uncertain, the FDA may consider our compliance efforts to be inadequate and initiate administrative enforcement actions against us. If we fail to successfully defend against an administrative enforcement action, it could result in an administrative order suspending, restricting or eliminating our ability to participate in the clinical trial process, which would materially limit our business operations. Moreover, some violations of the Federal Food, Drug and Cosmetic Act are punishable by civil and criminal penalties against both the violating company and responsible individuals. If warranted by the facts, we and our employees involved in the trials could face civil and criminal penalties, which include fines and imprisonment.

      As a consequence of the severe penalties we and our employees potentially could face, we must devote significant operational and managerial resources to comply with these laws and regulations. Although we believe that we substantially comply with all existing statutes and regulations material to the operation of our business, regulatory authorities may disagree and initiate enforcement or other actions against us. In addition, we cannot predict the impact of future legislation and regulatory changes on our business or assure you that we will be able to obtain or maintain the regulatory approvals required to operate our business.

Risks Related to an Investment in Our Class A Common Stock

New investors own a significant amount of our stock, giving them influence over corporate transactions and other matters.

      As a result of our acquisition of PCS:

•	JLL owns 65,854 shares of Series A-1 preferred stock and 4,207,300 shares of Class B-1 common stock; and

•	Rite Aid owns 125,000 shares of Series A-2 preferred stock.

These stockholders may be able to substantially influence the outcome of stockholder votes and otherwise have influence over our business. In addition, JLL and Rite Aid under our second amended and restated certificate of incorporation have the right to designate four of our 11 directors, and we cannot take certain actions without their consent. The interests of these investors may differ from other investors. You should carefully review our definitive proxy statement for the 2000 annual meeting of stockholders incorporated herein by reference for a detailed discussion of our acquisition of PCS and the rights of the holders of our preferred stock and Class B common stock.

If the price of our Class A common stock continues to fluctuate significantly, you could lose all or a part of your investment.

      In the past 12 months, the closing price of our Class A common stock has ranged from a low of $9.50 to a high of $51.63, and has fluctuated as much as $11.31 in five trading days. The price of our Class A common stock is subject to sudden and material increases and decreases, and decreases could adversely affect investments in our Class A common stock. The price of our Class A common stock could fluctuate widely in response to:

•	our quarterly operating results;

•	changes in earnings estimates by securities analysts;

•	changes in our business;

•	changes in the market’s perception of our business;

•	changes in the businesses, earnings estimates or market perceptions of our competitors;

•	changes in general market or economic conditions; and

•	changes in the legislative or regulatory environment.

In addition, the stock market has experienced extreme price and volume fluctuations in recent years that have significantly affected the quoted prices of the securities of many companies, including companies in our industry. The changes often appear to occur without regard to specific operating performance. The price of our Class A common stock could fluctuate based upon factors that have little or nothing to do with our company and these fluctuations could materially reduce our stock price.

We have implemented anti-takeover provisions that may discourage a change of control.

      Our second amended and restated certificate of incorporation authorizes the issuance of preferred stock without stockholder approval. Our board of directors has the power to determine the price and terms of any preferred stock. The ability of our board of directors to issue one or more series of preferred stock without stockholder approval could deter or delay unsolicited changes of control by discouraging open market purchases of our Class A common stock or a non-negotiated tender or exchange offer for our Class A common stock. Discouraging open market purchases may be disadvantageous to our stockholders who may otherwise desire to participate in a transaction in which they would receive a premium for their shares.

      In addition, some provisions of our second amended and restated certificate of incorporation and bylaws may also discourage a change of control by means of a tender offer, open market purchase, proxy contest or otherwise. These provisions include:

•	a board that is divided into five classes, which are elected to serve staggered three-year terms;

•	certain qualifications for our Class A and Class C directors;

•	limitations on the size of our board of directors to 11 directors; and

•	prior approval from our outstanding Series A-1 preferred stock and our Class B common stock before we can engage in certain transactions.

These provisions may have the effect of discouraging takeovers, even if the change of control might be beneficial to our stockholders.

[SIGNATURE PAGE TO FOLLOW]

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCEPCS

Date: February 16, 2001	By:	/s/ DAVID D. HALBERT

	Name:	David D. Halbert
	Title:	Chairman of the Board and Chief Executive Officer